Exhibit 2.1













            ________________________________________

                  AGREEMENT AND PLAN OF MERGER

                         BY AND BETWEEN

                         IDI GLOBAL, INC.

                               AND

                 SPORTS MEDIA INTERNATIONAL, INC.

                               AND

              INTEGRATED COMMUNICATION SYSTEMS, INC.

                   Dated as of October 3, 2003
            _________________________________________









                        TABLE OF CONTENTS

ARTICLE 1       DEFINITIONS..................................................3

ARTICLE 2       THE MERGER...................................................5

      2.1       The Merger...................................................5
      2.2       Effective Time; Closing......................................6
      2.3       Effect of the Merger.........................................6
      2.4       Organizational Documents.....................................6
      2.5       Directors and Officers.......................................6
      2.6       Merger Consideration.........................................7
      2.7       Surrender of Certificates....................................8
      2.8       No Further Ownership Rights in Company Stock.................8
      2.9       Tax Consequences.............................................8
      2.10      Taking of Necessary Action; Further Action...................8

ARTICLE 3       REPRESENTATIONS AND WARRANTIES OF THE COMPANY................8

      3.1       Authority....................................................8
      3.2       Due Organization.............................................8
      3.3       Capital Stock................................................9
      3.4       Subsidiaries.................................................9
      3.5       No Conflicts.................................................9
      3.6       Financial Statements........................................10
      3.7       Absence of Undisclosed Liabilities..........................10
      3.8       Absence of Certain Changes..................................10
      3.9       Taxes.......................................................10
      3.10      Voting......................................................10
      3.11      Litigation..................................................11
      3.12      Intellectual Property.......................................11
      3.13      Material Contracts; No Defaults.............................11
      3.14      No Finders..................................................11
      3.15      Employee Relations..........................................11
      3.16      Transactions With Affiliates................................12
      3.17      Compliance with Securities Laws.............................12
      3.18      Disclosure..................................................12

ARTICLE 4       REPRESENTATIONS AND WARRANTIES OF PARENT
                AND MERGER ENTITY ..........................................12

      4.1       Authority ..................................................12
      4.2       Organization of Parent......................................12
      4.3       Organization of Merger Sub..................................12
      4.4       Capital Stock of Parent.....................................13
      4.5       Capital Stock of Merger Sub.................................13
      4.6       Subsidiaries................................................13
      4.7       No Conflicts................................................13
      4.8       SEC Reports; Financial Statements...........................14
      4.9       Absence of Undisclosed Liabilities..........................14
      4.10      Absence of Certain Changes..................................14
      4.11      Taxes.......................................................15
      4.12      Litigation..................................................15
      4.13      Intellectual Property.......................................15
      4.14      Material Contracts; No Defaults.............................16
      4.15      No Finders..................................................16
      4.16      Securities Law Compliance...................................16
      4.17      Employee Relations..........................................16
      4.18      Compliance with Securities Laws.............................16
      4.19      Disclosure..................................................16

ARTICLE 5       CONDITIONS PRECEDENT TO OBLIGATIONS OF
                PARENT AND MERGER ENTITY....................................16

      5.1       Representations and Warranties..............................16
      5.2       Performance.................................................16
      5.3       Orders and Laws.............................................17
      5.4       Regulatory Consents and Approvals; Third Party Consents.....17

ARTICLE 6       CONDITIONS PRECEDENT TO OBLIGATIONS OF COMPANY..............18

      6.1       Representations and Warranties Performance..................18
      6.3       Regulatory Consents and Approvals...........................18
      6.4       Orders and Laws.............................................18

ARTICLE 7       COVENANTS...................................................18

      7.1       Indemnification.............................................18
      7.2       Conduct of Business Pending Completion of Merger............18

ARTICLE 8       TERMINATION OF REPRESENTATIONS AND WARRANTIES...............18

      8.1       Termination of Representations, Warranties..................18

ARTICLE 9       TERMINATION.................................................18

      9.1       Termination.................................................18
      9.2       Effect of Termination.......................................19

ARTICLE 10      CERTAIN ADDITIONAL MATTERS..................................19

      10.1      Management..................................................19

ARTICLE 11      RESOLUTION OF CONTROVERSIES AND DISPUTES....................19

      11.1      Scope.......................................................19

ARTICLE 12      MISCELLANEOUS...............................................19

      12.1      Notices.....................................................19
      12.2      Entire Agreement............................................20
      12.3      Expenses....................................................20
      12.4      Waiver......................................................20
      12.5      Amendment...................................................20
      12.6      No Assignment; Binding Effect...............................20
      12.7      Headings....................................................20
      12.8      Invalid Provisions..........................................21
      12.9      Governing Law...............................................21
      12.10     Counterparts................................................21
      12.11     No Negative Inference against Preparer......................21
      12.12     Third Parties...............................................21
      12.13     No Admission of Liability...................................21

TABLE OF EXHIBITS

Employment Agreement  (Karl Akerman)                               Exhibit A
Integrated Communications System, Inc. Shareholder List            Exhibit B
Indemnification Agreement                                          Exhibit C

                   AGREEMENT AND PLAN OF MERGER

      This Agreement And Plan Of Merger (this "Agreement") is made and entered into as of October __, 2003, among IDI Global, Inc., a Nevada corporation ("IDI" or "Parent"), Sports Media International, Inc., a Nevada corporation ("Merger Sub") and Integrated Communication Systems, Inc., a New York corporation ("ICS" or the "Company"), with principal reference to the following facts:

                            RECITALS

      A. When Parent, Merger Sub and the Company are referred to collectively in this Agreement, they are the "Parties;" whenever the singular or masculine is used in this Agreement the same shall be deemed to include the plural or the feminine or the body corporate, as the context may require.

      B. Upon the terms and subject to the conditions of this Agreement and in accordance with the Nevada Revised Statutes ("Nevada Law"), Parent, Merger Sub, and the Company intend to enter into a business combination transaction wherein Parent will acquire all of the outstanding stock of the Company through the Merger Sub, with such transaction being structured as a merger.

      C. The Board of Directors of the Company (i) has determined that the Merger is fair and advisable to, and in the best interests of, the Company and its stockholders (the "Shareholders" or "Stockholders"), (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) subject to the terms and conditions of this Agreement, has determined to recommend that the stockholders of the Company adopt and approve this Agreement and approve the Merger.

      D. The Board of Directors of Parent has determined that the Merger is fair to, and in the best interests of Parent and Merger Sub and has approved this Agreement, the Merger and the other transactions contemplated by this Agreement.

      E. The Parties intend, by executing this Agreement, to effect a "forward triangular merger" by the applicable definition set forth in 26 CFR 1.358-6(b)(2)(i) of the Internal Revenue Code of 1986, as amended (the "Code").

      F. Contemporaneously with the execution and delivery of this Agreement, a principal Stockholder will enter into and deliver an employment agreement (hereinafter the "Employment Agreement"), a copy of which is attached hereto as Exhibit "A".

      NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                            ARTICLE 1
                           DEFINITIONS

      Capitalized terms used in this Agreement and not otherwise defined have the meanings set forth below. Unless the context otherwise requires, such terms shall include the singular and plural and the conjunctive and disjunctive forms of the terms defined.

      "Actions or Proceedings" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation or audit.

      "Affiliate" means any Person that directly, or indirectly through one of more intermediaries, controls, or is controlled by, or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person who is the beneficial owner (as such term is used under Section 13(d) of the Exchange Act) of ten percent (10%) or more of the voting securities of another Person shall be deemed to control that Person.

      "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including without limitation cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

      "Business Day" means a day other than (i) Saturday, (ii) Sunday, or
(iii) any day on which banks located in the States of Nevada and New York are authorized or obligated to close for business.

      "Business or Condition" means the business, condition (financial or otherwise), results of operations, Assets and Properties and prospects of the referenced party taken as a whole. "Code" is defined as the Internal Revenue Code of 1986, as amended.

      "Company Disclosure Schedule" means the records delivered to Parent by Company herewith, each containing the lists, descriptions, exceptions and other information and materials as are required to be included therein pursuant to this Agreement.

      "Contract" means any agreement, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral).

      "CFR" means the United States Code of Federal Regulations, as amended.

      "Exchange Act" is defined as the Securities Exchange Act of 1934, as amended.

      "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

      "Intellectual Property" means: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and re-examinations thereof; (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith; (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals); (e) all computer software (including source code, data and related documentation), (f) all other proprietary rights; and (g) all copies and tangible embodiments thereof in whatever form or medium

      "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

      "Licenses" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

      "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale contract, title retention contract or other contract to give any of the foregoing.

      "Nevada Law" is defined as the applicable provisions of the Nevada Revised Statutes (i) as such statutes apply to corporations formed and organized within that state, or (ii) as said statutes apply to domestic corporations entering into and performing contracts made and performed in another jurisdiction within the United States; whereby, the terms and provisions of any such contracts would encroach upon the assets of a Nevada domestic corporation.

      "Option" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right or other Contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock of such Person or (ii) receive or exercise any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock of such Person, including any rights to participate in the equity or income of such Person or to participate in or direct the election of any directors or officers of such Person or the manner in which any shares of capital stock of such Person are voted.

      "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

      "Parent Disclosure Schedule" means the records delivered to the Company by Parent herewith, each containing the lists, descriptions, exceptions and other information and materials as are required to be included therein pursuant to this Agreement.

      "Person" means any natural person, corporation, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

                            ARTICLE 2
                           THE MERGER

      2.1 The Merger. At the Effective Time (as defined in Section 2.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of Nevada Law, the Company shall be merged with and into the Merger Sub (the "Merger"), the separate corporate existence of the Company shall cease and the Merger Sub shall continue as the surviving entity. The Merger Sub as the surviving entity after the Merger is hereinafter sometimes referred to as the "Surviving Company."

      2.2 Effective Time; Closing. Subject to the provisions of this Agreement, the Parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger with the Secretary of State of the State of New York, and Articles of Merger with the Secretary of State of the State of Nevada in accordance with the relevant provisions of New York Law and Nevada Law (the "Certificates of Merger") (the time of such filing with the Secretaries of State of the States of New York and Nevada (or such later time as may be agreed in writing by the Company and Merger Sub and specified in the Certificates of Merger) being the "Effective Time") as soon as practicable on or after the Closing Date (as herein defined) but in no event later than 5 Business Days after the Closing Date. Unless the context otherwise requires, the term "Agreement" as used herein refers collectively to this Agreement and Plan of Merger and the Certificates of Merger. The closing of the Merger (the "Closing") shall take place at the corporate offices of IDI Global, Inc. 462 East 800 North, Orem, Utah 84097, at a time and date to be specified by the Parties, which shall be no later than the fifth Business Day after the satisfaction or waiver of the conditions set forth in Articles 5 and 6 (the "Closing Date").

      2.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of New York and Nevada Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and the Merger Sub shall vest in the Surviving Company, and all of the several debts, duties and obligations of the Company and the Merger Sub, respectively, shall become the debts, liabilities, duties and obligations of the Surviving Company.

      2.4 Organizational Documents. Unless otherwise agreed to in writing by the Company and Merger Sub prior to the Effective Time, the Articles of Incorporation of the and Bylaws of the Merger Sub shall be the organizational documents of the Surviving Company.

      2.5 Directors and Officers. The directors and officers of the Company shall be the directors and officers of the Surviving Company. Karl Akerman shall have the authority to appoint and/or designate other officers.

      2.6 Merger Consideration. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the Stockholders, or, generally, the holders of any of the following securities, the following shall occur:

      (a)   Conversion of Company Stock.

            (i) At the Closing, the Shareholders will assign, transfer and deliver to Parent, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature or description, including but not limited to the conversions of ICS debt into equity (pre-merger), 190.89 (one hundred ninety and a fractional share) shares of ICS common stock which represents 100% of the issued and outstanding shares of ICS (a copy of the shareholders list of ICS is attached hereto as "Exhibit B") in exchange for 954,600 (nine hundred fifty four thousand six hundred) shares of IDI's common stock, par value $.001 (the "Parent Stock"), and 378,450 (three hundred seventy eight thousand four hundred fifty) warrants (the "Warrants") to purchase common shares at $1.70 per share shall be delivered at the Closing. The allocation of Parent Stock and the Warrants shall be delivered to each Shareholder in accordance with Exhibit B attached hereto. Subsequent to the date hereof, the Shareholders shall, upon the surrender of the ICS certificates representing its beneficial and record ownership of the issued and outstanding shares of ICS to Parent or as soon as practicable hereafter, and pursuant to the exemptions from the registration provisions of Section 5 of the Securities Act of 1933, provided by Sections 3 and 4 of that Act, each of the Shareholders shall be entitled to receive an exchange certificate(s) evidencing shares of Parent Stock as provided for herein and a Warrant. The 954,600 (nine hundred fifty four thousand six hundred) common shares of Parent Stock and 378,450 (three hundred seventy eight thousand four hundred fifty) Warrants to purchase common stock shall have piggy back registration rights on terms at least equal in all respects to the terms of piggy back registration rights held by other holders of Parent's stock. Each Warrant shall contain customary anti-dilution provisions. Upon the consummation of the triangular merger transaction contemplated herein, ICS shall be merged into the Merger Sub and thus become a wholly-owned subsidiary of Parent.



            (ii) If any shares of Company Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then the shares of Parent Stock issued in exchange for such shares of Company Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Stock may accordingly be marked with appropriate legends. The Company shall take all action that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

      2.7   Surrender of Certificates.

            (a) Exchange Procedures. Promptly after the Effective Time, Parent shall make available for exchange in accordance with this Article 2, the shares of Parent Stock issuable pursuant to Section 2.6 in exchange for outstanding shares of Company Stock. Each holder of record (as of the Effective Time) of a certificate or certificates (the "Certificates") which, as of such record date and immediately prior to the Effective Time, represented the total issued and outstanding shares of Company Stock, whose shares will be converted into the right to receive shares of Parent Stock shall surrender its certificate or certificates, and shall be entitled to receive in exchange therefore, a certificate or certificates representing the number of whole shares of Parent Stock with respect to the shares of Company Stock represented by such Certificate and the Certificates so surrendered shall forthwith be canceled.

            (b) Transfers of Ownership. If certificates for shares of Parent Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefore are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the Persons requesting such exchange will have paid to Parent or any agent designated by it, any transfer or other taxes and any fees payable to the Parent's stock transfer agent, required by reason of the issuance of certificates for shares of Parent Stock in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

            (c) Legends. The certificates evidencing the shares of Parent Stock shall bear the legend set forth below (or substantially equivalent legends), together with other legends required by the laws of the State of
Nevada:

            THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 AS AMENDED, HAVING BEEN
            ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A
            VIEW TO REDISTRIBUTE. THEY MAY NOT BE SOLD OR OFFERED
            FOR IN ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT
            AS TO THE SHARES UNDER THE SECURITIES ACT OF 1933 AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION AND AN EXEMPTION FROM THE SECURITIES ACT
            OF 1933 AS AMENDED, IS AVAILABLE AND THAT SUCH REGISTRATION IS NOT REQUIRED, OR IN THE ALTERNATIVE THAT SUCH SHARES
            MAY BE SOLD UNDER RULE 144 AS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION OF THE UNITED STATES.



      2.8 No Further Ownership Rights in Company Stock. All shares of Parent Stock issued upon the surrender for exchange of shares of Company Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Stock. There shall be no further registration of transfers on the records of the Company or the Surviving Company of shares of Company Stock, which were outstanding immediately prior to the Effective Time. If after the Effective Time certificates evidencing ownership on the Company are presented to the Surviving Company or Parent for any reason, they shall be canceled and exchanged.

      2.9 Tax Consequences. It is intended by the Parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code, and in particular a triangular merger within the definition rendered by 26 CFR 1.358-6(b)(2)(i). The Parties hereto adopt this Agreement in order to effect a transaction that qualifies as a "plan of reorganization" and in particular a "triangular merger" under Section 368(a)(1)(A) or under Section 368(a)(1)(G) of the Code by reason of the application of Section 368(a)(2)(D) of the Code.

      2.10 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Entity with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub will take all such lawful and necessary action, so long as such action is consistent with this Agreement. Parent shall cause Merger Sub to perform fully all of its obligations relating to this Agreement and the transactions contemplated hereby.

                            ARTICLE 3
          REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth on the Company Disclosure Schedule, the Company represents and warrants to Parent and to Merger Sub as follows:

      3.1   Authority.   Except as set forth in Section 3.2 of the Company
Disclosure Schedule the Company has all requisite corporate power and authority to enter into and deliver this Agreement, to perform its obligations hereunder and, subject to authorization of the Merger and the transactions contemplated hereby by the stockholders of the Company, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company have been duly authorized by all necessary corporate action on the part of the Company, subject to authorization of the Merger and the transactions contemplated hereby by the stockholders of the Company. This Agreement has been duly and validly executed and delivered by the Company, constitutes a legal, valid and binding obligation of the Company, and is enforceable against Company in accordance with its terms.

      3.2 Due Organization. Except as set forth in Section 3.2 of the Company Disclosure Schedule, the Company, a New York corporation, is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly authorized, qualified and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own, operate and lease its properties and assets and to carry on its business in the places and in the manners it has been and is now being conducted except for such failures to be so authorized, qualified and licensed as could not reasonably be expected, in the aggregate, to have a material adverse effect on the business, operations or financial condition of the Company taken as a whole. Except as set forth in Section 3.2 of the Company Disclosure Schedule, the Company is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for those jurisdictions in which the adverse effects of all such failures by the Company could not be reasonably expected to have a material adverse effect on its business or on the transactions contemplated by this Agreement. The Company has, prior to the execution of this Agreement, delivered to Parent true and complete copies of its Certificate of Incorporation, bylaws, and other charter documents as in effect on the date hereof.

      3.3   Capital Stock.

            (a)  The authorized capital stock of the Company consists of:
190.89 (one hundred ninety and a fractional share) shares of Common Stock, of which 190.89 (one hundred ninety and a fractional share) shares had been issued and were outstanding as of the date hereof. As of the date of this Agreement, there are no shares of Company Common Stock held in treasury by the Company. No shares of the Company Common Stock are the subject of any registration statement required to be filed, or having been filed, with the Securities and Exchange Commission.

            (b) As of the date of this Agreement, there are no outstanding stock options, subscriptions, options, warrants, equity securities, or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character ("Equity Equivalents") to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, or similar ownership interests of the Company or obligating the Company to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. Except as set forth in Section 3.3 of the Company Disclosure Schedules, as of the date of this Agreement, except as contemplated by this Agreement, there are no registration rights and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which the Company is a party or by which any of them is bound with respect to any equity security of any class of the Company or with respect to any equity security, partnership interest or similar ownership interest of any class.

      3.4 Subsidiaries. The Company' does not have, nor has it ever had, any Subsidiaries.

      3.5 No Conflicts. The execution and delivery by the Company of this Agreement does not, and the performance by it of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

            (a) Conflict with or result in a material violation or breach of any of the terms, conditions or provisions of any article contained in the Certificate of Incorporation or by-laws of the Company;

            (b) Conflict with or result in a material violation or breach of any term or provision of any Law or Order applicable to Company or any of its Assets and Properties; or

            (c)   (i) conflict with or result in a violation or breach of,
(ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require the Company to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (vi) result in the creation or imposition of any Lien upon any of the Assets or Properties of the Company pursuant to, any Contract or License to which the Company is a party or by which any of its Assets and Properties is bound, except for any of the foregoing which, taken together, would not reasonably be expected to have a material adverse effect on the business, operations or financial condition of the Company taken as a whole.

      3.6 Financial Statements. The Company has provided to a Parent an unaudited (pro-forma basis) balance sheet and consolidated statement of income and cash flows. The Company has also provided 2002 corporate tax returns.
Each of Parent and Merger Sub acknowledges and agrees that (a) the pro-forma analysis includes projections or other forward-looking statements and information regarding a variety of items; (b) such forward-looking statements are based upon current expectations and involve risks and uncertainties; and
(c) actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks. Although the Company may believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.

      3.7 Absence of Undisclosed Liabilities. To the knowledge of the Company, except (i) as and to the extent reflected or disclosed in the Company Financial Statements and (ii) to the extent of reserves taken, the Company does not have any material liabilities or obligations of a nature required by GAAP, as consistently applied by the Company, to be reflected on a balance sheet except for liabilities or obligations which were incurred in the ordinary course of business.

      3.8 Absence of Certain Changes. To the knowledge of the Company, since September 30, 2003, the Company has conducted its business in the ordinary course and there has not been any material adverse change in the business, operations or financial condition of the Company taken as a whole except as a result of general economic or industry-wide conditions. To date the Company has not declared any dividends with respect to its capital stock.

      3.9   Taxes.

            (a) Except as set forth in Section 3.9 of the Company Disclosure Schedule, the Company has (i) duly filed with the appropriate federal, state, local and foreign taxing authorities all Tax Returns (as hereinafter defined) required to be filed by or with respect to the Company other than those Tax Returns the failure of which to file would not have a material adverse effect on the business, operations or financial condition of the Company taken as a whole, and such Tax Returns are true, correct and complete in all material respects, and (ii) paid in full or have made adequate provision on their consolidated balance sheet (in accordance with generally accepted accounting principles) for all material Taxes (as hereinafter defined) shown to be due on such tax returns. There are no material liens for Taxes upon the assets of either the Company except for statutory liens for current taxes not yet due. Except as set forth in Section 3.9 of the Company Disclosure Schedule, the Company has not received any notice of deficiency or assessment from any federal, state, local or foreign taxing authority with respect to liabilities or Taxes of the Company which has not been fully paid or finally settled, and any such deficiency or assessment shown on such the Company Disclosure
Schedule is either being contested in good faith through appropriate proceedings or, in the Company's opinion, is immaterial.

            (b) "Taxes" shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state, local, or foreign taxing authority, including, but not limited to income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto.

            (c) "Tax Return" shall mean any return, report, information return or other document (including any related or supporting information) with respect to Taxes.

      3.10 Voting. The affirmative vote of the holders of a majority of the outstanding shares of the Company Stock is the only vote of the holders of any class or series of the Company capital stock necessary to approve this Agreement and the transactions contemplated hereby.

      3.11 Litigation. Except as set forth in Section 3.11 of the Company Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against it (a) which could reasonably be expected to result in a material adverse effect on the business, operations or financial condition of the Company taken as a whole, or (b) that in any manner calls into question the validity or enforceability of this Agreement or any action taken or to be taken in connection herewith. The Company is not a party or subject to the provisions of any order, injunction, judgment or decree of any court or government agency or instrumentality (other than government decrees of general applicability) which could reasonably be expected to have a material adverse effect on its businesses, operations and financial conditions, taken as a whole.

      3.12  Intellectual Property.

            (a) The Company owns or has a license to use all trademarks, service marks, trade names, and copyrights used in or required for their businesses as presently conducted, free from any liens or security interests. No royalty payments, license fees, or other similar payments with respect to any third party trademark, service mark, trade name or copyright is past due except for any such payments, which are being contested in good faith.

            (b) To the best of the Company's knowledge, (i) the Company has not infringed upon and is not currently infringing upon any third party copyright or trademark and (ii) the Company has not misappropriated or engaged in the unauthorized use of any trade secret or similar confidential information of a third party except for such infringements, misappropriations and unauthorized use as would not, when taken together, be reasonably expected to have a material adverse effect on the business, operations or financial condition of the Company taken as a whole. Except as set forth in Section 3.12(b) of the Company Disclosure Schedule, there are no claims or proceedings pending or, to the Company's knowledge, threatened in writing within the past twelve months, against the Company asserting that the Company is infringing or engaging in the unauthorized use of any intellectual property of any person or entity.


      3.13 Material Contracts; No Defaults. All of the Company's executory Contracts have been entered into in the ordinary course of business and except as described in Section 3.13 of the Company Disclosure Schedule and except as could not reasonably be expected to have a material adverse effect on the Company taken as a whole, the Company has not received a notice of breach or termination with respect to any such Contract.

      3.14 No Finders. The Company will not be liable directly or indirectly to pay any brokerage fee, commission, finder's fee or financial advisory or similar fee by reason of the transactions contemplated by this Agreement to any person claiming such compensation by reason of any agreement or relationship with the Company or any affiliate thereof or with the Company or any of its shareholders or any affiliate thereof.

      3.15 Employee Relations. The Company has complied in all material respects with all applicable laws, rules and regulations that relate to prices, wages, hours, harassment, access by disabled persons, discrimination in employment and collective bargaining and neither of them is liable for (i) any arrears of wages, except to the extent that such arrears are being contested in good faith, or (ii) for any taxes or penalties for failure to comply with any of the foregoing, except for such taxes or penalties as are not reasonably expected, in the aggregate, to have a material adverse effect on the business, operations or financial condition of the Company taken as a whole.


      3.16 Transactions With Affiliates. Section 3.16 of the Company Disclosure Schedule hereto lists each material contract, agreement or arrangement between the Company and any person who is or has ever been an officer or director of the Company, or a person owning of record or known by the Company to own beneficially 10% or more of the issued and outstanding Company Common Stock (an "Affiliated Person"), and which either (i) is to be performed in whole or in part after the date hereof or (ii) was entered into within one year before the date hereof. Each such contract, agreement or arrangement required to be so listed was entered into for a bona fide business purpose and either (i) the amount paid or received, whether in cash, in services or in kind, was, in the then reasonable business judgment of the Company, no less favorable to the Company, than terms available from otherwise unrelated parties in arm's-length transactions or (ii) a comparable arrangement was not, in the then reasonable business judgment of the Company available from a third party. Except as disclosed in Section 3.16 of the Company Disclosure Schedule hereto or otherwise disclosed herein, no Affiliated Person has, or has had during the preceding year, to the knowledge of the Company, any interest, directly or indirectly, in any material transaction with the Company.

      3.17  Compliance with Securities Laws. Except as set forth in Section
3.17 of the Company Disclosure Schedule, all of the securities issued by the Company within the three years prior to the date of this Agreement were issued in transactions exempt from registration under the Securities Act of 1933, as amended, and applicable state securities laws.

      3.18 Disclosure. Without limiting any of the representations and warranties contained herein, no representation or warranty of the Company contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made not misleading, in light of the circumstances under which they were made.

                            ARTICLE 4
     REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

      Except as set forth on the Parent Disclosure Schedule, Parent and Merger Sub represent and warrant to Company and Stockholders as follows:

      4.1 Authority. The Parent and each of the Merger Subs have all requisite corporate and other power and authority to enter into and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Parent and each Merger Sub have been duly authorized by all necessary corporate action on the part of each of them. This Agreement has been duly and validly executed and delivered by the Parent each Merger Sub, constitutes a legal, valid and binding obligation of each such party and is enforceable against each such party in accordance with its terms.

      4.2 Organization of Parent. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Parent has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties. Parent has prior to the execution of this Agreement delivered to Company true and complete copies of its charter documents as in effect on the date hereof. Parent is not an "Issuing Corporation" within the meaning of NRS 78.3788.

      4.3 Organization of Merger Sub. Merger Sub is a wholly owned subsidiary of Parent, organized and validly existing under the laws of the State of Nevada. Merger Sub has full power and authority to conduct its business to the extent of its obligations hereunder. Parent will deliver true and complete copies of Merger Sub's charter documents to the Company and Stockholders prior to the Effective Date. Merger Sub is formed for the purpose of participating in this transaction and prior to the effective date Merger Sub will not enter into any agreements, contracts or understandings other than with respect to the issuance of its capital stock or other similar ownership units to Parent.

      4.4 Capital Stock of Parent. The authorized capital stock of Parent consists of 50,000,000 authorized shares, par value $.001 per share. The total number of issued and outstanding shares of Parent Stock prior to the completion of the Merger is 13,312,500. After the closing of the Merger, the total number of issued and outstanding shares shall be 14,267,100 which number shall include 954,600 shares of Parent Stock issued to the Shareholders of the Company pursuant to this Agreement. Parent shall at all times make available shares of common stock of the Parent sufficient to be issued upon exercise of the Warrants. Except as set forth in Section 4.4 of the Parent Disclosure Schedule, there are no subscriptions, options, warrants, equity securities, or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Parent is a party or by which it is bound obligating Parent to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, or similar ownership interests of Parent or obligating Parent to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement, except for the issuance and delivery of those shares of its stock, contemplated to occur in accordance with the terms and conditions hereunder. As of the date of this Agreement, except as contemplated by this Agreement, there are no registration rights and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which Parent is a party or by which it is bound with respect to any equity security of any class of Parent. The Parent Stock is not the subject of any registration statement which was required to be filed with the Securities and Exchange Commission or with any state's securities commissioner.

      4.5 Capital Stock of Merger Sub. The authorized capital stock or ownership units of Merger Sub consists solely of 75,000,000 shares of common stock, par value .001 per share. The total number of issued and outstanding shares of common stock is one (1) share, which share is owned by the Parent. Merger Sub does not have, nor has it ever had, any Subsidiaries. At the Effective Time, there shall be no subscriptions, options, warrants, equity securities, or similar ownership interests, calls, rights (including preemptive rights), commitments, or agreements of any character to which Parent or Merger Sub will be a party, or by which it will be bound obligating Merger Sub to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchased, redeemed or to otherwise acquire, or cause the repurchase, redemption, or acquisition of, any shares of capital stock of Merger Sub or that will obligate Parent or Merger Sub to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement, except for those commitments for the sale, exchange, and subsequent amalgamation of its stock, as is contemplated to occur in accordance with the terms and conditions hereunder. As of the date of this Agreement, except as contemplated by this Agreement, there are no registration rights and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which Parent or Merger Sub is a party or by which it is bound with respect to any equity security of any class or other similar ownership interest of Merger Sub.

      4.6 Subsidiaries. The Parent has three Subsidiaries, Internet Development, Inc., (a Nevada Corporation) a wholly owned corporation, the Merger Sub and New Connexions, Inc., (a Nevada Corporation). The Parent currently holds a forty percent (40%) ownership of New Connexions and has the first right of refusal to acquire up to one hundred percent (100%).

      4.7 No Conflicts. The execution and delivery by Parent and Merger Sub of this Agreement does not, and the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

            (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the articles of incorporation or by-laws (or other comparable corporate charter documents) of Parent or Merger Sub;

            (b) conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Parent, Merger Sub or any of their respective Assets and Properties; or conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Parent or Merger Sub to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (vi) result in the creation or imposition of any Lien upon Parent, or any of its respective Assets and Properties pursuant to, any Contract or License to which it is a party or by which any of its Assets and Properties is bound except for any of the foregoing which, taken together, would not reasonably be expected to have a material adverse effect on the business, operations or financial condition of Parent or Merger Sub.

      4.8 SEC Reports; Financial Statements. Parent has filed all forms, reports and documents with the SEC required under the Securities Act and the Exchange Act and each SEC Report filed by it (the "SEC Reports") complies with the Securities Act and the Exchange Act. None of the SEC Reports contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent amended prior to the date hereof by a subsequently filed SEC Report. The consolidated financial statements of Parent included in the SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC in respect thereof and fairly presented, in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP") (except as may be indicated in the notes thereto), the consolidated financial position of Parent and its consolidated subsidiaries, if any, in each case of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject, in the case of unaudited interim financial statements, to the absence of complete footnote disclosure and to normal year-end adjustments). For purposes of this Agreement, "Parent Balance Sheet" means the consolidated balance sheet of Parent as of December 31, 2002, as set forth in the Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and "Parent Balance Sheet Date" means December 31, 2002. Since the Parent Balance Sheet Date, there has not been any change, or any application or request for any change, by the Parent or Merger Sub in accounting principles, methods or policies for financial accounting or Tax purposes, other than as a result of any changes under GAAP or other relevant accounting principles or changes required by any applicable Tax rule or regulation.

      4.9 Absence of Undisclosed Liabilities. To the knowledge of Parent, except (i) as and to the extent reflected or disclosed in the Parent Financial Statements and (ii) to the extent of reserves taken, neither Parent nor Merger Sub has any material liabilities or obligations of a nature required by GAAP, as consistently applied by Parent, to be reflected on a balance sheet except for liabilities or obligations which were incurred in the ordinary course of business.

      4.10 Absence of Certain Changes. Except as set forth in Section 4.10 of the Parent Disclosure Schedule, Parent and Merger Sub has conducted their businesses in the ordinary course and there has not been any material adverse change in the business, operations or financial condition of Parent or Merger Sub as a whole, except as a result of general economic or industry-wide conditions. Parent has never declared any type of dividends with respect to its capital stock.

      4.11  Taxes.

            (a) Except as set forth in Section 4.11 of the Parent Disclosure Schedule, Parent and Merger Sub have each (i) duly filed with the appropriate federal, state, local and foreign taxing authorities all Tax Returns (as hereinafter defined) required to be filed by or with respect to Parent and Merger Sub other than those Tax Returns the failure of which to file would not have a material adverse effect on the business, operations or financial condition of Parent and Merger Sub taken as a whole, and such Tax Returns are true, correct and complete in all material respects, and (ii) paid in full or have made adequate provision on its balance sheet (in accordance with generally accepted accounting principles) for all material Taxes (as hereinafter defined) shown to be due on such tax returns. There are no material liens for Taxes upon the assets of either Parent or Merger Sub except for statutory liens for current taxes not yet due. Except as set forth in
Section 4.11 of the Parent Disclosure Schedule, neither Parent nor Merger Sub has received any notice of deficiency or assessment from any federal, state, local or foreign taxing authority with respect to liabilities or Taxes of Parent or Merger Sub which has not been fully paid or finally settled, and any such deficiency or assessment shown on such Schedule is being contested in good faith through appropriate proceedings.

      4.12 Litigation. Except as set forth in Section 4.12 of the Parent Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Parent, threatened against it or Merger Sub (a) which could reasonably be expected to result in a material adverse effect on the business, operations or financial condition of Parent and Merger Sub taken as a whole, or (b) that in any manner calls into question the validity or enforceability of this Agreement or any action taken or to be taken in connection herewith. Neither Parent nor Merger Sub is a party or subject to the provisions of any order, injunction, judgment or decree of any court or government agency or instrumentality (other than government decrees of general applicability) which could reasonably be expected to have a material adverse effect on their businesses, operations and financial conditions, taken as a whole.

      4.13  Intellectual Property.

            (a) Parent owns or has a license to use all trademarks, service marks, trade names, and copyrights used in or required for its business or the business of Merger Sub as presently conducted, free from any liens or security interests. No royalty payments, license fees, or other similar payments with respect to any third party trademark, service mark, trade name, or copyright is past due except for any such payments which are being contested in good faith.

            (b) To the best of Parent's knowledge, (i) neither Parent nor Merger Sub has infringed upon and neither of them is currently infringing upon, any third party copyright or trademark and (ii) none of them has misappropriated or engaged in the unauthorized use of trade secret or similar confidential information of any third party except for such infringements, misappropriations and unauthorized use as would not, when taken together, be reasonably expected to have a material adverse effect on the business, operations or financial condition of Parent and Merger Sub taken as a whole. Except as set forth in Section 4.13(b) of the Parent Disclosure Schedule, there are no claims or proceedings pending or, to Parent's knowledge, threatened in writing within the one year prior to the Closing Date, against Parent or Merger Sub asserting that Parent or Merger Sub is infringing or engaging in the unauthorized use of any intellectual property or any person or entity.

      4.14 Material Contracts; No Defaults. All of the Parents and Merger Sub's executory Contracts have been entered into in the ordinary course of business and except as described in Section 4.14 of the Parent Disclosure Schedule and except as could not reasonably be expected to have a material adverse effect on Parent and Merger Sub, taken as a whole, neither Parent or Merger Sub has received a notice of breach or termination with respect to any such Contract.

      4.15 No Finders. Neither Parent nor the Merger Sub will be liable directly or indirectly to pay any brokerage fee, commission, finder's fee or financial advisory or similar fee by reason of the transactions contemplated by this Agreement to any person claiming such compensation by reason of any agreement or relationship with Parent or the Merger Sub or any affiliate thereof or with Parent or the Merger Sub or any of their shareholders or any affiliate thereof.

      4.16 Securities Law Compliance. Provided that the Surviving Corporation obtains the appropriate information from each of the holders of Company Stock pursuant to a Letter of Transmittal in form attached hereto and in reliance upon and subject to the accuracy of the information set forth therein, the Parent Stock issuable upon conversion of the Company Stock pursuant to this Agreement will be exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of such Act or another exemption from registration thereunder and will also be exempt from state law registration requirements.

      4.17 Employee Relations. Parent and the Merger Sub have complied in all material respects with all applicable laws, rules and regulations that relate to prices, wages, hours, harassment, access by disabled persons, discrimination in employment and collective bargaining and neither of them is liable for (i) any arrears of wages, except to the extent that such arrears are currently be contested in good faith, or (ii) any taxes or penalties for failure to comply with any of the foregoing, except for such taxes or penalties as are not reasonably expected, in the aggregate, to have a material adverse effect on the business, operations or financial condition of Parent or the Merger Sub taken as a whole.

      4.18  Compliance with Securities Laws. Except as set forth in Section
4.19 of the Parent Disclosure Schedule, all of the securities issued by Parent within the three years prior to the date of this Agreement were issued in transactions exempt from registration under the Securities Act of 1933, as amended, and applicable state securities laws.

      4.19 Disclosure. Without limiting any of the representations and warranties contained herein, no representation or warranty of Parent contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made not misleading, in light of the circumstances under which they were made.

                            ARTICLE 5
 CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER ENTITY

      The obligation of Parent and Merger Sub to consummate the Merger is subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Parent in its sole discretion):

      5.1 Representations and Warranties. Each of the representations and warranties made by Company in this Agreement (other than those made as of a specified date earlier than the Closing Date) shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall have been true and correct in all material respects on and as of such earlier date.

      5.2 Performance. The Company shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by such Parties at or before the Closing.

      5.3 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement to Parent, and there shall not be pending on the Closing Date any Action or Proceeding in, before or by any Governmental or Regulatory Authority which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability, the Company or the transactions contemplated by this Agreement of any such Law.

      5.4 Regulatory Consents and Approvals; Third Party Consents. All consents (or in lieu thereof waivers) to the performance by the Company of its obligations under this Agreement or to the consummation of the transactions contemplated hereby as are required under any Contract to which Company is a party or by which its Assets and Properties are bound (a) shall have been obtained, (b) shall be in form and substance reasonably satisfactory, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect, except where the failure to obtain any such consent (or in lieu thereof waiver) could not reasonably be expected, individually or in the aggregate with other such failures, to materially adversely affect Parent or the Business or Condition of the Company.

                            ARTICLE 6
         CONDITIONS PRECEDENT TO OBLIGATIONS OF COMPANY

      The obligation of the Company to consummate the Merger is subject to the fulfillment, at or before the Closing, of each of the following conditions to the satisfaction of the separate counsels of the Company and the Stockholders (all or any of which may be waived in whole or in part by Company in its sole discretion):

      6.1 Representations and Warranties. Each of the representations and warranties made by Parent and Merger Sub in this Agreement (other than those made as of a specified date earlier than the Closing Date) shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall have been true and correct in all material respects on and as of such earlier date.

      6.2 Performance. Parent and Merger Sub shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Parent or Merger Sub, respectively, at or before the Closing. The Employment Agreement shall have been executed and delivered by the Parent at Closing.

      6.3 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Parent and Merger Sub to perform their obligations under this Agreement and to consummate the transactions contemplated hereby (a) shall have been duly obtained, made or given, (b) shall be in form and substance reasonably satisfactory, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement shall have occurred.

      6.4 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement to the Company, and there shall not be pending on the Closing Date any Action or Proceeding in, before or by any Governmental or Regulatory Authority which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to Parent or Merger Sub or the transactions contemplated by this Agreement of any such Law.

                            ARTICLE 7
                            COVENANTS

      7.1 Indemnification. At the Closing, Parent and Merger Sub will each execute and deliver an indemnification agreement in the form attached hereto as Exhibit "B" ("Indemnification Agreement") in favor of the stockholders, directors, and officers of the Company, with regard to any and all liabilities and obligations of the Company for which they may be personally liable as set forth in the Indemnification Agreement.

      7.2 Conduct of Business Pending Completion of Merger. Prior to the closing of the Merger, as contemplated by this Agreement, and except as described hereafter at paragraph 11.2, Parent and the Company each agrees (i) to conduct its business diligently and substantially in the same manner as previously conducted, (ii) that it will not issue, sell, encumber or deliver, or agree to issue, sell, encumber or deliver, any shares of any class of their capital stock or any securities convertible into any securities in turn so convertible, or any options, warrants, or other rights calling for the issuance, sale or delivery of any such shares or convertible securities or authorize or propose any change in its equity capitalization other than upon the exercise of Company Options, (iii) that it will not issue any Equity Equivalents, (iv) that it will not amend its articles of incorporation or bylaws, except as contemplated by this Agreement and (v) that it will not take any action that would or would reasonably be expected to prevent, impair or materially delay its ability to consummate the transactions contemplated by this Agreement. Parent and the Company will each use commercially reasonable efforts to preserve intact its business organization and assets and to maintain its existing relations with customer, employees and business associates.

                            ARTICLE 8
          TERMINATION OF REPRESENTATIONS AND WARRANTIES

      8.1 Termination of Representations, Warranties. The respective representations and warranties of Company, Parent and Merger Sub contained herein, or in any certificates or other documents (including, without limitation, the Employment Agreement delivered in connection herewith prior to or at the Closing, shall expire on and shall not survive the Closing and the Effective Time; provided, however, that the covenants set forth herein or in the other documents (including, without limitation, the Employment Agreement) delivered in connection herewith intended to be performed after the Closing and the Effective Time shall continue in full force and effect in accordance with their terms.

                            ARTICLE 9
                           TERMINATION

      9.1 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

            (a) at any time before the Closing, by mutual written agreement of Company, Merger Sub, and Parent;

            (b) at any time before the Closing, by Company or Parent, (i) in the event of a material breach hereof by the non-terminating party if such non-terminating party fails to cure such breach within five (5) Business Days following notification thereof by the terminating party or (ii) upon notification of the non-terminating party by the terminating party that the satisfaction of any condition to the terminating party's obligations under this Agreement becomes impossible or impracticable with the use of commercially reasonable efforts if the failure of such condition to be satisfied is not caused by a breach hereof by the terminating party;

      9.2 Effect of Termination. If this Agreement is validly terminated pursuant to Section 9.1, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of the Company, Merger Sub, Stockholders, or Parent (or any of their respective officers, directors, employees, agents or other representatives or Affiliates), except as provided in the next succeeding sentence and except that the provisions with respect to expenses in Section 12.3 will continue to apply following any such termination. Notwithstanding any other provision in this Agreement to the contrary, termination of this Agreement shall not relieve a party of liability for any breach of this Agreement existing at the time of such termination, and the Company or Parent may seek such remedies, including damages and fees of attorneys, against the other with respect to any such breach as are provided in this Agreement or as are otherwise available at Law or in equity.

                            ARTICLE 10
                   CERTAIN ADDITIONAL MATTERS

      10.1 Management. Parent's Board of Directors shall take all such action as may be necessary, including amending its Articles of Incorporation and Bylaws, to cause the number of directors on the Board of Directors of the Parent to be increased by one (1) as of the Effective Time and to cause to be appointed to Board of Directors of the Parent as of the Effective Time one (1) designee of the Company stockholders. Each such director shall serve in accordance with the terms and conditions set forth in the amended Articles of Incorporation and Bylaws of Parent.

                           ARTICLE 11
            RESOLUTION OF CONTROVERSIES AND DISPUTES.

      11.1 Scope. The Parties hereby agree that any and all claims (except only for requests for injunctive or other equitable relief) whether existing now, in the past or in the future, as to which the Parties or any of their Subsidiaries, successors (including the succession resulting from the effect of the Merger and this Agreement), or affiliates may be adversarial parties, and whether arising out of this Agreement or from any other cause or action, will first be submitted to a qualified mediator. If a claim has been submitted to a qualified mediator and the Parties are unable to reach an agreeable resolution of the claim within ninety days of the submission of the claim, the Parties shall be free to pursue further legal action.

                            ARTICLE 12
                         MISCELLANEOUS.

      12.1 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the Parties at the following addresses or facsimile numbers:

      If to Company, addressed to:    Integrated Communications Systems, Inc.
                                      500 East 77th Street, Suite 1805
                                      New York, New York 10162
                                      Attn: Karl Akerman
                                      Fax:  (212) 288-3641

      If to Parent and/or Merger Sub,
      addressed to:                   IDI Global, Inc.
                                      462 East 800 North
                                      Orem, Utah 84097
                                      Attn: Kevin Griffith
                                      Fax:  (801) 224-4457

      All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon sending, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

      12.2 Entire Agreement. This Agreement supersedes all prior discussions and agreements between the Parties with respect to the subject matter hereof, and together with the Exhibits hereto contain the entire agreement between the Parties with respect to the subject matter hereof.

      12.3 Expenses. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated hereby are consummated, each party will pay its own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the transactions contemplated hereby and thereby.

      12.4 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

      12.5 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

      12.6 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except for assignments and transfers by operation of Law. Notwithstanding the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the Parties hereto and their respective successors and assigns. In addition, the covenants, obligations and agreements made under this Agreement by the Parent shall inure to the benefit of and be binding upon any successor corporation or acquirer that merges with or acquires Parent, whether by way of a stock purchase, asset purchase, merger, consolidation, reorganization, or similar business combination.

      12.7 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

      12.8 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

      12.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

      12.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures may be exchanged by telecopy, with original signatures to follow. Each of the Parties hereto agrees that it will be bound by its own telecopied signature and that it accepts the telecopied signatures of the other Parties to this Agreement. The original signature pages shall be forwarded to Parent or its counsel and Parent or its counsel will provide all of the Parties hereto with a copy of the entire Agreement.

      12.11 No Negative Inference against Preparer. This Agreement is the result of negotiations between the Parties, each of which is represented by counsel of their own choosing. All Parties shall be deemed to have drawn this Agreement and no negative inference or interpretation shall be made by a court of competent jurisdiction, or by a mediator, against the party whose counsel drafted this Agreement.

      12.12 Third Parties. Any provision herein, to the contrary notwithstanding, shall not be enforceable by any party other than a party to this Agreement.

      12.13 No Admission of Liability. Neither this Agreement nor the negotiation, preparation, or submission hereof, shall be, or shall be deemed or construed to be (i) an admission of (a) any liability by any of the Parties, or (b) the validity of any claims; or (ii) the basis for any lawsuit or mediation other than an action to enforce, or to seek damages, or other remedy at law or equity for the breach of this Agreement.




        [The Remainder of this Page Is Blank by Intention,
                  Signatures on following page]

      In Witness Whereof, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.




PARENT:                       IDI Global, Inc.


                                     /s/ Kevin R. Griffith
                              By:    _____________________________
                              Name:  Kevin R. Griffith
                              Title: CEO



MERGER SUB:                  Sports Media International, Inc.


                                     /s/ Kevin R. Griffith
                              By:    ____________________________
                              Name:  Kevin R. Griffith
                              Title: Director



COMPANY:                     Integrated Communications Systems, Inc.



                                     /s/ Karl Akerman
                              By:    ______________________________
                              Name:  Karl Akerman
                              Title: President